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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES  EXCHANGE ACT OF 1934


                      DATE OF  REPORT: AUGUST 21, 1998
                                       ---------------

                      DATE OF EARLIEST EVENT REPORTED: AUGUST 7, 1998
                                                       --------------

                               UNITED MEDICORP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           COMMISSION FILE NUMBER 1-10418


                DELAWARE                                    75-2217002
    (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

    10210 NORTH CENTRAL EXPRESSWAY
             SUITE 400
            DALLAS, TEXAS                                    75231
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 691-2140

                                        N.A.
            ------------------------------------------------------------
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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                       UNITED MEDICORP, INC. AND SUBSIDIARIES

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On August 7, 1998, UMC acquired 100% of the common stock of Allied Health Options, Inc, an Alabama corporation, ("AHO") engaged in the business described below. AHO, formed in January 1996, provides partial hospitalization programs as well as outpatient programs from three community mental health centers, two of which are located in Alabama and one of which is located in Florida. AHO currently has unaudited 1998 annualized net revenues of approximately $2.5 to $3 million and an employee base of 17. A substantial portion of AHO's revenues are derived from cost based Medicare reimbursement supplemented by commercial insurance payments. At the date of acquisition, UMC provided to AHO ongoing accounts receivable management services, funding and consulting services generating revenues of approximately $121,000 and $125,000 in 1997 and year-to-date 1998, respectively. In connection with the acquisition, the former president and founder of AHO will continue to provide his services to AHO under a two year consulting agreement, and he has also entered into a three-year covenant not to compete agreement. The purchase price for the common stock was $1. The acquisition will be accounted for as a purchase. The unaudited estimated value of the assets acquired is approximately $700,000 and the liabilities assumed is approximately $950,000. All financial information provided herein is subject to change based on the financial statement audit which is expected to be completed on or before October 19, 1998. This acquisition is currently considered to be a Significant Subsidiary requiring the provision of certain audited financial statements and pro forma financial information.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business acquired.

          It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K no later than October 19, 1998.

     (b)  Pro Forma Information.

          It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K no later than October 19, 1998.

     (c)  Exhibits

          Exhibit Number      Description
          --------------      -----------

               2.1 Stock Purchase Agreement by and among United Medicorp, Inc., Brian K. Norris and Allied Health Options, Inc. dated August 7, 1998.

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                   UNITED MEDICORP, INC. AND SUBSIDIARIES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                UNITED MEDICORP, INC.
                                     (REGISTRANT)



By:  /s/ R. Kenyon Culver               Date: August  21, 1998
     --------------------------              -----------------
     R. Kenyon Culver
     Vice President and Chief Financial Officer
     (Principal Accounting Officer)


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